UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 6, 2017

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-173569	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd Edina, Minnesota	55437
(Address of principal executive offices)	(Zip Code)

(612) 296-7305

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Election of Directors.

Effective November 6, 2017, the Board of Directors of PetVivo Holdings, Inc., a Nevada corporation (“PetVivo”) appointed David E. Merrill, age 69, as a director of PetVivo to serve on its Board of Directors until the next regular meeting of shareholders or until his successor is elected and shall qualify. Mr. Merrill has for many years been an executive officer, sales representative or consultant for several leading medical device companies.

Since 2011, Mr. Merrill has been principal owner and Chief Executive Officer of Merrill Family Enterprises, LLC (“MFE”), a medical device consulting and investment company based in Fort Worth, Texas, which provides management and marketing advisory and product distribution services for its clients. Besides having developed product distribution agreements with certain medical device manufacturers, MFE holds a material ownership interest in a company for which it provides management services.

Mr. Merrill was employed by Medtronic for a total of thirteen years while serving in various positions including as a sales representative for a leading Medtronic territory which had Mayo Clinic as its largest account, as District Manager of the three-state region of Texas, Oklahoma and New Mexico, and as Medtronic’s overall Director of Sales Development and Support. His successful career with Medtronic also included extensive international experience while serving for three years as Vice President of Cardiac Rhythm Management, Asia-Pacific. During this three-year period, Medtronic revenues from his Far Eastern territory increased from $150-$160 Million to near $300 Million. For his sales and marketing achievements at Medtronic, he was inducted into the prestigious Medtronic’s President Club.

Mr. Merrill’s extensive experience in the medical device industry also included ten years as Senior Director, Southwest Region for the Cardiac Division of St. Jude Medical, which key region included ten southwestern states.

Mr. Merrill’s overseas experience also included being Vice President, International of I-Flow Corporation, which recruited and hired him primarily to develop a substantial international market for I-Flow medical products. During his ten-year period with I-Flow, he successfully negotiated and obtained I-Flow product distribution agreements with large leading international medical device companies in Germany, Japan, Mexico and other countries. International annual sales of I-Flow products under Mr. Merrill’s leadership grew to $30 Million having a gross margin of 60%. I-Flow was acquired by Kimberly Clark in 2010. Mr. Merrill assisted in the integration of I-Flow’s business with Kimberly Clark, after which he founded, incorporated and organized MFE.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: November 8, 2017	By:	/s/ John Lai
	Name:	John Lai
	Title:	President

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